UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 349-3200

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As disclosed in its Proxy Statement filed with the Securities and Exchange Commission on April 27, 2011, PMC Commercial Trust (the “Company”) is transitioning all of its executive compensation decisions from mid-year, typically in May, to December. Accordingly, on December 15, 2011, the Company renewed the employment contracts of each of its executive officers by entering into renewal employment contracts with Lance B. Rosemore, Chief Executive Officer and President, Jan F. Salit, Chief Operating Officer and Barry N. Berlin, Chief Financial Officer (the “Employment Contracts”).

Each Employment Contract provides for an initial term that commenced on December 15, 2011 and expires on December 31, 2014. By its terms, each Employment Contract automatically renews for successive one-year periods, unless earlier terminated by either the Company or the executive by written notice to the other, at least 60 days prior to the end of the then-current employment term. Each Employment Contract provides for various payments to the executive. This summary description of the Employment Contracts is qualified in its entirety by the Form of Executive Employment Contract, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

10.1	Form of Executive Employment Contract

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2011

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer